                                                                     EXHIBIT 11

                           ALEXANDER & BALDWIN, INC.
                       COMPUTATION OF EARNINGS PER SHARE
        FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998
                    (In thousands, except per share amounts)
-------------------------------------------------------------------------------

                                   Three Months Ended      Nine Months Ended
                                      September 30            September 30
                                    1999        1998        1999        1998
                                    ----        ----        ----        ----
Basic Earnings Per Share
------------------------

    Net income                    $ 18,476    $ 13,780    $ 57,563    $ 40,723
                                  ========    ========    ========    ========

    Average number of shares
      outstanding                   43,223      44,842      43,366      44,851
                                  ========    ========    ========    ========

    Basic earnings per share      $   0.43    $   0.31    $   1.33    $   0.91
                                  ========    ========    ========    ========

Diluted Earnings Per Share
--------------------------

    Net income                    $ 18,476    $ 13,780    $ 57,563    $ 40,723
                                  ========    ========    ========    ========

    Average number of shares
      outstanding                   43,223      44,842      43,366      44,851
    Effect of assumed exercise
      of outstanding stop options      104          37          24         132
                                  --------    --------    --------    --------
    Average number of shares
      outstanding after assumed
      exercise of outstanding
      stock options                 43,327      44,879      43,390      44,983
                                  ========    ========    ========    ========

Diluted earnings per share        $   0.43    $   0.31    $   1.33    $   0.91
                                  ========    ========    ========    ========


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